1,000,000 Shares

PREMIER HOLDING CORPORATION

Common Stock

Premier Holding Corporation is offering, as its initial public offering, up to 1,000,000 shares of common stock, at the purchase price of $0.25 per share.  The minimum subscription is 1,000 shares.  This is a best efforts offering.  No minimum sale is required, and there is no minimum offering.  There is no escrow or trust or deposit account for investor funds, and the proceeds may be utilized by Premier Holding Corporation in its discretion.  This means that your funds will never be returned, whether we are successful in selling all of the shares in the offering or not.  Our common stock is quoted on the over-the-counter bulletin board under the trading symbol, “PRHL.”  This offering will terminate upon the sale of all 1,000,000 shares or March 31, 2012, whichever comes first.  The offering is being self-underwritten through Premier Holding Corporation’s Chief Executive Officer.  Our principal offices are located at 4705 West Addisyn Court, Visalia, California, and our telephone number is 559-732-8177.

The shares offered are speculative and involve a high degree of dilution.  SEE “RISK FACTORS” ON PAGE 9 to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$0.25	$250,000

Proceeds, before expenses, to Premier Holding	$0.25	$250,000

(1) We may accept only cash as consideration for the purchase of shares in the offering.
(2) This offering is self-underwritten by our Chief Executive Officer, in reliance on Rule 3a4-1, which means that we will not pay an underwriting discount. No finder’s fees are being paid.
(3) We have incurred approximately $17,500 in expenses, including $2,500 accounting and $15,000 legal fees, associated with the Offering.

Prospectus dated September 12, 2011

You should rely only on the information contained in this prospectus and in any free writing prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States.  Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  You should read the following summary together with the more detailed information appearing in this prospectus, including “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” “Business” and our consolidated financial statements and related notes before deciding whether to purchase shares of our capital stock.  Unless the context otherwise requires, the terms “Premier Holding,” “the Company,” “we,” “us” and “our” in this prospectus refer to Premier Holding Corporation

Overview

We were incorporated in Nevada on October 18, 1971.  Our fiscal year end is December 31.  We have never been in bankruptcy, receivership or any similar proceeding, but have been the subject of a custodianship proceeding in the Nevada state courts.

Premier Holding Corporation was organized under the name of Mr. Nevada, Inc., and, following the completion of a limited public offering in April 1972, commenced limited operations which were discontinued in 1990.  Thereafter, we engaged in reorganization and on several occasions sought to merge with or acquire certain active private companies or operations, all of which were terminated or resulted in discontinued negotiations.  On October 20, 1995, we changed our name to Intermark Development Corporation.  On November 4, 1996, we acquired all of the capital stock of HVM Development Limited ("HDL"), formerly known as OVM Development Limited, a British Virgin Islands corporation, and changed our name to OVM International Holding Corporation.  We were thereafter abandoned by our management, who stripped us of our operating subsidiary.

We stopped filing reports in November 2002, and, due to our abandonment by its management, lost our Nevada corporate charter in 2006 for failure to file an annual officer’s and director’s list with the Secretary of the State of Nevada.  On November 1, 2006, our corporate charter was revoked by the Nevada Secretary of State.  Subsequently, our resident agent in Nevada resigned for non-payment of fees.

On May 8, 2007, the Nevada Court entered a default judgment, appointing a custodian under NRS 78.347(2).  On May 9, 2007, the custodian appointed a temporary officer and director, and our charter was restored on May 9, 2007.  On May 18, 2007, Dr. Jack Gregory was appointed as Chief Executive Officer and Director and Jasmine Gregory was appointed as Chief Financial Officer, Secretary and Director, and the temporary officer and director resigned.

PROSPECTUS SUMMARY - continued

On September 11, 2008, our registration under the Securities and Exchange Act of 1934 was revoked pursuant to Section 12 (j) of the Act for failure to file periodic reports as required by Section 12(g) of the Act and trading of our common stock on the pink sheets was suspended.  We re-registered our stock under the Act and, after successfully filing a 15C-211, have once again obtained a quotation of our common stock.  The Company stock is now quoted on the over-the-counter bulletin board under the trading symbol, PRHL.

Business Summary

We sell caskets through a commissioned sales force from our warehouse/showroom at 27525 Avenue 146, Suite C, Porterville, California, under the fictitious business name “Premier Commonwealth,” a division of Premier Holding Corporation.  The sales office telephone number at the showroom is 559-788-1022.  Our goal is to become the AVON of the casket industry.  The first shipment of caskets included 64 units in 5 different styles and colors all priced at $950 each.  The caskets can be viewed at the Corporate web-site www.premierholdingcorporation.com.  Adjustments to the Company business plan will be made, as needed, prior to any expansion.  Additional products such as urns or other styles and colors of caskets will be added as demand dictates.

We are in the development stage, have not earned any revenues and have reported operating losses in each of the periods in which our financial statements have been presented.  Our auditors have included a paragraph in their audit reports in the filing that there exists substantial doubt as to our ability to continue as a going concern.

Corporate Information

We are headquartered in California.  Our principal executive offices are located at 4705 West Addisyn Court, Visalia, California 93291, and our telephone number at this location is 559-732-8177.  Our website address is www.premierholdingcorporation.com.  Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

Risks Affecting Us

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision.  These risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary.  These include:

We are a relatively young company with no operating history.

We expect to incur net losses in future quarters.

We will need to raise funds to operate in accordance with our business plan.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings.  Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you.

Our management has no experience in the casket business, which may affect our ability to operate successfully.

Our directors and executive officers beneficially own a substantial amount of our common stock.

We do not expect to pay dividends for the foreseeable future.

There is substantial doubt about our ability to continue as a going concern, which means that we may not be able to continue operations unless we obtain funding.

PROSPECTUS SUMMARY - continued

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our board of directors has the ability to exercise significant influence over matters submitted for stockholder approval and their interests may differ from other stockholders

THE OFFERING

Common stock offered	1,000,000 shares

Offering price	$0.25 per share

Minimum subscription	1,000 shares

Common stock outstanding before
Offering	1,663,169 shares as of January 31, 2011

Common stock outstanding after
Offering	2,663,169 shares

Expiration of offering	March 31, 2012

Use of proceeds	Legal and accounting fees, corporate salaries, printing of catalogs, advertising and working capital. See “Use of Proceeds.”

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary financial data for the year ended December 31, 2010 are derived from our audited consolidated financial statements that are included elsewhere in this prospectus.  The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

Prospective investors should read these summary consolidated financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

SUMMARY CONSOLIDATED FINANCIAL DATA - continued

PREMIER HOLDING CORPORATION
(Formerly OVM International Holding Corp.)
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Year Ended June 30, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
	(Unaudited)
Income	$--	$--	$--

Operating Expenses
General and Administrative	34,875	29,212	12,987
Total Expenses	34,875	29,212	12,987

Operating Loss	(34,875)	(29,212)	(12,987)
Other Income (Expense)
Gain (Loss) on Investments	--	579	17
Gain (Loss) on Sale of investments	--	(7,142)	(27,260)

Net Loss	$(34,875)	$(35,775)	$(40,230)

Loss per Share	$(0.02)	$(0.04)	$(0.04)

Our balance sheet data as of December 31, 2010 is presented on an actual basis.

SUMMARY CONSOLIDATED FINANCIAL DATA - continued

PREMIER HOLDING CORPORATION (Formerly OVM International Holding Corp.) (A Development Stage Company) BALANCE SHEETS

ASSETS	June 30, 2011	December 31, 2010	December 31, 2009
	(Unaudited)
Cash	$10,701	$10,716	$19,478
Inventory	21,605
TOTAL ASSETS	$32,306	$10,716	$19,478

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities	$56,465	$97,706	$70,693

Total Liabilities	$56,465	$97,706	$70,693

Stockholders’ Equity (Deficit)

Common stock, $.0001 par value,
100,000,000 shares authorized, 848,958 and 1,000,383, respectively, issued and outstanding, par value $.0001	166	85	100
Paid in capital	3,914,300	3,816,675	3,816,660
Retained earnings – before development stage	(3,732,970)	(3,732,970)	(3,732,970)
Deficit accumulated during development stage	(205,655)	(170,780)	(135,005)
Total Stockholders’ Equity (Deficit)	(24,159)	(86,990)	(51,215)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)	$32,306	$10,716	$19,478

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the following risks and all other information contained in this prospectus, including our consolidated financial statements and the related notes, before investing in our common stock.  If any of the following risks materialize, our business, prospects, financial condition and operating results could be materially harmed.  In such case, the price of our common stock could decline, and you may lose some or all of your investment.

We are a relatively young company with no operating history

Since we are a young company, it is difficult to evaluate our business and prospects.  Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees.  While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

RISK FACTORS - continued

There is no escrow or trust or deposit account for investor funds in this offering.

Any proceeds received by us may be utilized by Premier Holding Corporation in its discretion.  This means that your funds will never be returned, whether we are successful in selling all of the shares in the offering or not.

We expect to incur net losses in future quarters.

If we do not achieve profitability, our business may not grow or operate.  We may not achieve sufficient revenues or profitability in any future period.  We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability.  Even if we are able to generate revenues, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We will need to raise funds to operate in accordance with our business plan.

We may not be able to obtain the funds that we may require.  We do not presently have adequate cash from operations or financing activities to meet our cash needs.  If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget.  If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget.  If we do not operate within our budget, we will require funds to continue our business.  If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company.

Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all.  We do not currently have any established third-party bank credit arrangements.  If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our sales and marketing program.

Our management has no experience in the casket business, which may affect our ability to operate successfully.

Our management has no prior experience in the casket business.  This lack of experience may affect our ability to operate successfully and compete with our competitors.

Our directors and executive officers beneficially own a substantial amount of our common stock.

Accordingly, these persons will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors.  Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline.  Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

RISK FACTORS - continued

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure.  As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

There is substantial doubt about our ability to continue as a going concern, which means that we may not be able to continue operations unless we obtain funding.

The report of our independent accountants on our December 31, 2010 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages.  Our ability to continue as a going concern will be determined by our ability to obtain funding.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is likely to experience, in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance.  In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.  Substantial fluctuations in our stock price could significantly reduce the price of our stock.

Our board of directors has the ability to exercise significant influence over matters submitted for stockholder approval and their interests may differ from other stockholders.

Our board of directors has significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of these executive officers and directors may differ from the interests of the other stockholders.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements.  All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.”

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS - continued

Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time.  It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.  Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.  We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources and on our knowledge of the markets for our services.  These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.  We have not independently verified any third party information and cannot assure you of its accuracy or completeness.  While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.  In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus.  These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the shares of common stock that we are offering will be approximately $ 217,000, assuming an initial public offering price of $0.25 per share.

The planned use of proceeds is as follows:

Legal and accounting fees:	$20,000

Corporate salaries:	$40,000

Printing of picture catalogs:	$7,500

Advertising:	$125,000

Working Capital:	$57,500

USE OF PROCEEDS - continued

In the event we raise substantially less than the maximum proceeds, we will expend the proceeds in the order set forth above, and seek additional funding from our principals.

Pending use of the proceeds as described above, we intend to invest the proceeds in highly liquid cash equivalents or United States government securities.

Some of the other principal purposes of this offering are to create a public market for our common stock and increase our visibility in the marketplace.  A public market for our common stock will facilitate future access to public equity markets and enhance our ability to use our common stock as a means of attracting and retaining key employees and as consideration for acquisitions or strategic transactions.  Depending on the future demand for our products and the pace at which we expand our warehouse capacity, we may seek to raise additional capital to fund our overall expansion.

DETERMINATION OF OFFERING PRICE

The board of directors has determined an offering price of $0.25, based upon the following factors:  The registrant has operated at a loss since re-entry into the development stage and, although we have a fully developed business plan and inventory, we have not yet initiated our sales program.  Since we have not realized any revenue, an earnings per share calculation was not possible.  The current market for registrant’s securities listed on the Bulletin Board is $0.50 bid and $1.01 ask.  The market price is not the result of supply and demand of the registrant’s shares but has resulted from an imbalance of lack of supply.  The market for the registrant’s securities is very thinly traded and approximately 1500 shares have traded in two reported trades since the registrant’s common stock was quoted on the over-the-counter bulletin board.  The registrant has issued restricted stock to a related party on two occasions for cancellation of debt, at the price of $0.12, which was determine by the board of directors to be a fair and equitable price.  The price of $0.25 per share for the shares in this offering was also determined by the board of directors to be fair and equitable, since the shares in this offering will not be restricted.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock.  We do not have any outstanding convertible preferred stock.  We currently do not anticipate paying any cash dividends in the foreseeable future.  Any future determination to declare cash dividends will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2010 on an actual basis:

	As of December 31, 2010
	Actual	Pro Forma	Pro Forma As Adjusted
	(Unaudited)

Cash and Cash Equivalents	10,716	217,000	227,716

Restricted Cash	--	--	--

Stockholders’ Equity (Deficit):
Common Stock, par value $.0001, 100,000,000 shares authorized, 848,958 shares issued and outstanding, actual; 100,000,000 shares authorized pro forma and pro forma as adjusted, 2,663,169 shares issued and outstanding, pro forma	100	--	100

Additional Paid-in Capital	3,816,660	217,000	4,033,660
Retained Earnings – before development stage	(3,732,970)	-	(3,732,970)
Accumulated Deficit – Development Stage	(170,780)	-	(170,780)

Total Stockholders’ Equity (Deficit)	(86,990)	217,000	130,010

Total Capitalization	10,716	217,000	227,716

DILUTION

As of January 31, 2011, we had a net tangible book value of $ 0.006 or $ 0 per share of common stock, based upon 1,663,175 shares of common stock outstanding on such date.

Dilution in net tangible book value per share to new investors in this offering represents the difference between the amount per share paid by purchasers of 1,000,000 shares of common stock in this offering and the pro forma net tangible book value per $ 0.086 share of common stock immediately after the completion of this offering, assuming the sale of all of the shares in this offering.  After giving effect to the sale of the shares of common stock offered by us in this offering at a public offering price of $ 0.25 per share, the mid-point of the range set forth on the cover page of this prospectus, and after deducting the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of January 31, 2011 would have been $ 227,716, or $ 0.086 per share of common stock.  This represents an immediate increase in pro forma net tangible book value of $ 0.08 per share to existing stockholders and an immediate dilution of $ 0.164 per share to new investors in our common stock.  The following table illustrates this dilution on a per share basis.

DILUTION - continued

Initial public offering price per share	$0.25
Tangible book value per share as of December 31, 2010, before giving effect to this offering	$0.006
Increase in pro forma net tangible book value per share attributed to new investors purchasing shares in this offering	$0.08

Pro forma as adjusted net tangible book value per share after giving effect to this offering	$0.086

Dilution per share to new investors in this offering	$0.164

The following table summarizes, on a pro forma as adjusted basis as of January 31, 2011 and after giving effect to the issuance of 1,000,000 shares of common stock and (ii) the offering, in each case based on an initial public offering price of $0.25 per share, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid:

	Shares Purchased		Total Consideration
	Number	Percent	Amount (in thousands)	Percent	Average Price Per Share
Existing Stockholders	1,663,169	88.9%	$133,054	34.7%	$.08
New Public Investors	1,000,000	37.5%	250,000	65.3%	.25
Total	2,663,169	100.0%	$383,054	100.0%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus.  This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.

Results of Operations

The Company is a development stage company with no revenues since re-entering the development stage.

Twelve months ended December 31, 2010 Compared to the Twelve months ended December 31, 2009.

Revenues

There were no revenues in either twelve month period ended December 31, 2010 and December 31, 2009.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

Operating Expenses

Operating expenses for the twelve months ended December 31, 2010 were $29,212 and $12,987 for the twelve months ended December 31, 2009.  The increase during the twelve months ended December 31, 2010, was primarily attributed to increases in legal and accounting costs.

Net Income (Loss)

We recorded a net loss of $35,775 for the twelve months ended December 31, 2010, as compared to a net loss of $40,230 for the twelve months ended December 31, 2009.  The difference in net loss is negligible.

Liquidity and Capital Resources

At December 31, 2010, we had an accumulated deficit of $170,180 and a working capital deficit of $86,990.  For the year ended December 31, 2010, net cash used in operating activities amounted to $28,633, as compared to $12,970 for the year ended December 31, 2009.

At December 31, 2010, we had no material commitments for capital expenditures.

Off Balance Sheet Arrangements

None.

For the interim period ended June 30, 2011 as compared to June 30, 2010:

Revenues

There were no revenues in either interim period ended June 30, 2011 and June 30, 2010.

Operating Expenses

Operating expenses for the interim period ended June 30, 2011 were $34,875 and $5,541 for the interim period ended June 30, 2010.  The increase was primarily attributed to increases in legal and accounting costs.

Net Income (Loss)

The quarter ended June 30, 2011, resulted in a net loss of ($13,896) as compared to the net loss during the quarter ended June 30, 2010, of ($18,131). The Company had decreased its losses from the prior fiscal year, same three-month period by $4,235 or approximately 23 percent. The decreased loss resulted from the lower costs related to the startup of the sale of caskets. The Basic and Diluted Loss per Share for the quarter ended June 30, 2011, is (.01 ), which is a decrease as compared to the (.02 ) loss per share for the three-month period ended June 30, 2010.

Liquidity and Capital Resources

As of June 30, 2011, we had $10,701 in cash, with total current assets of $ 32,306 and total current liabilities of  $56,465 . The Company has a working capital deficit of $ (24,159) and $ (86,990) as of June 30, 2011 and December 31, 2010.  The working capital deficit decreased 72 % during this time period.  We have an accumulated deficit of $ 3,938,625 and stockholders’ deficit of $24,159 as of June 30, 2011.

At June 30, 2011, we had no material commitments for capital expenditures.

Off Balance Sheet Arrangements

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

The Company has focused since its re-entry into the development stage on forming its corporate structure, developing its business plan and raising capital.  The Company is a development stage company with a plan of operations as set forth below.

Plan of Operations

We will initially market our products in Tulare County, California and pending the evaluation of our initial sales program we then plan to expand with opening of sales centers in Bakersfield, Fresno and Hanford, California.

During the next twelve months, we plan to satisfy our cash requirements by additional equity financing and contributions from our principals.  We have no firm financing commitments from its principals, who have funded our administrative costs and operations since our re-entry into the development stage, in exchange for equity and no interest loans.  We also intend to undertake private placements of our common stock in order to raise future development and operating capital.  We depend upon capital to be derived from contributions from our principals and future financing activities such as subsequent offerings of its stock.  There can be no assurance that we will be successful in raising the capital it requires through the sale of its common stock.

We anticipate that our operating costs for the next twelve months will be approximately $200,000.  We do not anticipate any product research and development in the next twelve months, and no expansion of employees, although we do expect our commissioned sales force to expand.

We will need a minimum of $200,000 to satisfy our cash requirements for the next twelve months.  We will not be able to operate if it we do not obtain equity financing through this offering, subsequent private offerings, or contributions from our principals.  If only a minimal amount of shares are sold in this offering, we will continue to satisfy its cash requirements by contributions from our principals, which we expect will continue to contribute for the next twelve months.  We depend upon capital to be derived from future financing activities such as subsequent offerings of our stock.  Management believes that, if this offering and the subsequent private placements are successful, we will be able to generate revenue and become profitable from advertising sales and achieve liquidity within the next twelve months.

Milestones

Our first milestone is the evaluation of our sales program after launch.  This is expected to take approximately 120 days, at a cost of $25,000.

Our next milestone, depending on the outcome of the evaluation is the opening of a warehouse and showroom in Bakersfield, which is expected to take approximately 120 days at a cost of $100,000.

Our next milestone is the opening of a warehouse and showroom in Fresno, which is expected to take approximately 120 days at a cost of $100,000.  The Hanford expansion can be serviced from the Porterville warehouse.

BUSINESS

The Company sells caskets through a commissioned sales force from its warehouse/showroom at 27525 Avenue 146, Suite C, Porterville, California, under the fictitious business name “Premier Commonwealth,” a Division of Premier Holding Corporation.  The sales office telephone number at the showroom is 559-788-1022.  The Company’s goal is to become the AVON of the casket industry.

The Company will cater to families who want to provide full funerals for their loved ones but who cannot afford to do so.

BUSINESS - continued

Industry Overview

The average funeral in America cost $6,130 in 2001, not including cemetery and burial costs, and over 1/3 of this cost was the casket.  Wholesale prices on caskets run from under $300 to over $8000.  Most caskets in the United States are manufactured by the Batesville Casket Company and sold only directly to funeral homes, which mark up the casket price, which represents their major profit margin.

Every year since 1980, over 1,800,000 caskets have been sold in the United States by funeral homes.  Casket manufacturers have a long standing relationship with the funeral homes and will only sell to the homes; their established customers.

As a result of this pricing scheme, minorities and lower income families are the hardest hit.  A funeral to these families could represent up to half of their annual income.

In 1984, the Federal Trade Commission enacted “The Funeral Rule,” which prohibits funeral homes from requiring consumers to buy certain funeral goods or services as a condition for furnishing other funeral goods or services.  This rule requires funeral homes to accept delivery of caskets that the heirs buy from other sources.  This leaves as the missing link the source of inventory.

Products

We offer five models of 20 gauge steel caskets in five different colors at the retail price of $950, with free shipping in Tulare County.  These models are on display in our showroom and available for immediate sale in our warehouse.  In addition, customers can order caskets in solid bronze, copper, stainless steel, solid hardwood, orthodox and veneers on higher pricing scales.  A variety of urns are also available.  Our supplier is Ace Casket Company of China, and we have no written supply agreements with Ace.

Marketing

We market our caskets through commissioned salespeople, who earn commissions of $100 per unit.  An advertising program is currently being designed by management to support the sales effort.  The Company will initially offer five models.

Each model offered by us is presently sold at the price of $950 per unit.  We will initially market our products in Tulare County, California, and pending the evaluation of our initial sales program, we then plan to expand with opening of sales centers in Bakersfield, Fresno and Hanford, California.

Competition

We will compete in the casket industry with other small and large casket suppliers, including the largest casket manufacturer, The Batesville Casket Co., which supplies caskets direct to its funeral home customers.  All of our competitors have greater financial resources than the Company, which has generated no revenue, and has limited assets and experience.

Governmental Regulation

Government approval is not necessary for our business and government regulations have a negligible effect on it.

Intellectual Property

The Company holds no patents or trademarks.  It owns the Internet domain, http://premierholdingcorporation.com.

BUSINESS - continued

Employees

We currently employ three management level employees as well as a team of outside independent contractor salespeople, who work on commission.  We believe that our relations with our employees are good.

Property

Our offices at located at 4705 West Addisyn Court, Visalia, California are rented from our Chief Executive Officer at no charge.  We maintain a leased 2400 square foot warehouse and showroom at 27525 Avenue 146, Porterville, California, on a one year lease for a monthly rental of $300.

Legal Proceedings

From time to time, we expect to be subject to various legal proceedings that arise from the normal course of business activities.  At the present time, there are no legal proceedings in place or threatened against us.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information about our executive offices and directors as of December 31, 2010:

Name	Age	Position

Jack Gregory, M.D.	79	Chief Executive Officer, Chief Financial Officer, Director
Jasmine Gregory	70	Chief Financial Officer, Secretary and Director

Jack Gregory, M.D. - Dr. Gregory is the current Chief Executive Officer and Director of the Company since May 18, 2007.  From March 2001 through December 2003, he was president and director of Jasmine’s Garden, Inc., a company that was engaged in the business of the sale of stationery, greeting cards, note cards and gift cards.  He is the former President and Director of Champion Financial Corporation, a company that was engaged in the importation of synthetic products from the former Soviet Union, from 1991 through 1993.  Dr. Gregory has been a sole medical practitioner since 1963.  He served in the United States Army as Captain of the Army National Guard Medical Corps. from 1960 through 1966.  Dr. Gregory graduated from the University of California at Los Angeles with a B.S. in 1953, received an M.S. in Microbiology from the University of Hawaii, 1955, a Ph.D. in Microbiology from the University of Pennsylvania in 1957, and an M.D. from the University of Southern California, Los Angeles, 1961.

Jasmine Gregory - Ms. Gregory is the current Chief Financial Officer, Secretary and Director of the Company and has been since May 18, 2007.  From March 2001 through December 2003, she was Secretary and Director of Jasmine’s Garden, a publicly held company.  From 1960 through 1978, while raising her children, she was active in studying art, coordinating fashion shows, and designing evening wear.  From 1979 through 1982, Ms. Gregory designed and manufactured a contemporary women’s dress line.  From 1983 through 1997, Ms. Gregory competed in states and international photography competitions.  Since 1998, she has been using computer graphics to generate true to life images of fruits and plants in her new greeting card collection.  She holds an A.A. in fashion design from Los Angeles Trade Tech. College, and studied computer graphics at Porterville College.
-------------------
    *Jack Gregory and Jasmine Gregory are husband and wife.

MANAGEMENT - continued

Board of Directors

Our board of directors currently consists of two members.  Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and eleven directors are currently authorized.

Director Compensation

Our directors do not currently receive any cash compensation for their services as directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for 2009 and 2010 should be read together with the compensation tables and related disclosures set forth below.  This discussion contains forward-looking statements that are based on our current considerations, expectations, and determinations regarding future compensation programs.  The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.

Tax Considerations

We have not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Code.  Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of us that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax.  Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer, and each of the next three most highly compensated executive officers during our year ended December 31, 2010.  We refer to these executive officers as our “named executive officers.”

EXECUTIVE COMPENSATION - continued

The following table provides information as to all compensation of all officers of the Company, for each of the Company’s last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jack Gregory, CEO	2010	$0	$0	$0	$0	$0	$0	$0
	2009	$0	$0	$0	$0	$0	$0	$0
Jasmine Gregory, Chief Financial	2010	$0	$0	$0	$0	$0	$0	$0
Officer, Secretary and Director	2009	$0	$0	$0	$0	$0	$0	$0

Limitation on Liability and Indemnification Matters

Our bylaws, which will be in effect upon the completion of this offering, contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law.  Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law.  We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors.  With specified exceptions, these agreements will provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.  We believe that provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.  We also intend to maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty.  They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.  Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above under “Executive Compensation,” the following is a description of transactions since inception, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

On or about November 15, 2007, officer and director Jack Gregory was issued 698,250 shares of common stock; $43,759 worth in exchange for company expenses paid and $40,030 worth for services rendered, for a total of $83,790 worth of stock, pursuant to Section 4(2) of the Securities Act of 1933.  The expenses advanced were to pay for transfer agent fees, legal fees, independent accountant fees and the defaulted corporate charter.  Jack Gregory is not an independent director.  A fair valuation of stock granted of $0.12 per share was made by the board of directors, due to the lack of a quoted market value of the stock.

On January 17, 2008 the Company borrowed $20,000 from the Company’s Chief Executive Officer Jack Gregory.  The note was payable on demand at a rate of 5.5% per annum.  The Company did not proceed with the intended investments and repaid the loan except for $980 which has been forgiven.

On January 29, 2011, 814,217 shares of common stock were issued to Jack Gregory, in exchange for retirement of $97,706 in debt, in reliance upon the exemption from registration contained within Section 4(2) of the Securities Act of 1933.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock at January 31, 2011, as adjusted to reflect the sale of common stock offered by us in this offering, for:

•	each person, or group of affiliated persons, who we know beneficially owns more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 1,663,169 shares of common stock outstanding at January 31, 2011.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Premier Holding Corporation, 4705 West Addisyn Court, Visalia, California 93291.

PRINCIPAL STOCKHOLDERS - continued
	Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Beneficial Owner Name	Prior to the Offering	After the Offering	Prior to the Offering	After the Offering
5% Stockholders:

Executive Officers and Directors:
Jack Gregory	1,512,467	1,512,467	90.9%	56.7%
Jasmine Gregory	1,512,467	1,512,467	90.9%	56.7%
Officers and Directors as a Group			90.9%	56.7%

Jack Gregory and Jasmine Gregory are husband and wife.  They jointly own 1,512,467 shares of common stock in the name of Jack Gregory.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as they will be in effect upon the closing of this offering.  This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

If this offering is successful, immediately following the closing of this offering, our issued capital stock will consist of 2,663,169 shares of common stock, with a par value of $0.0001 per share, of which 1,512,467 shares will be held by the Company officers.

As of January 31, 2011, we had outstanding 1,663,169 shares of common stock, held of record by 773 stockholders.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available.  See the section entitled “Dividend Policy.”  Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock.  Holders of common stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Columbia Stock Transfer, 601 Seltice Way, Post Falls, ID  83854, telephone number (208) 664-3544.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, although our common stock is quoted on the over-the-counter bulletin board, it is very thinly traded, no public market for shares of our common stock has developed, and there can be no assurance that any public market will develop.  Future sales of substantial amounts of shares of our common stock in the public market after this offering, or the possibility of these sales occurring, could adversely affect the prevailing market price for our common stock from time to time or impair our ability to raise equity capital in the future.

Upon the closing of this offering, a total of 2,663,169 shares of common stock will be outstanding.  Of these shares, all 1,000,000 shares of common stock sold in this offering by us will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act.  These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

Subject to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144.  If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 80,000 shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

SHARES ELIGIBLE FOR FUTURE SALE - continued

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144.  Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.  All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701.

As of December 31, 2010, there have been no shares of our outstanding common stock issued in reliance on Rule 701.  The Company has no outstanding warrants or options.

MATERIAL UNITED STATES TAX CONSIDERATIONS
FOR NON-UNITED STATES HOLDERS

The following is a summary of the material United States federal income tax and estate tax consequences of the ownership and disposition of our common stock to non-United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto.  This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof.  These authorities may be changed, possibly retroactively, so as to result in United States federal income tax or estate tax consequences different from those set forth below.  We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws, except to the limited extent below.  In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

MATERIAL UNITED STATES TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS - continued

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership or entity classified as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership.  Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any non-United States or other taxing jurisdiction or under any applicable tax treaty.

Non-United States Holder Defined

For purposes of this discussion, you are a non-United States holder if you are any holder other than:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•
a trust (x) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a United States person.

Distributions

If we make distributions on our common stock, those payments will constitute dividends for United States tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles.  To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock.

Any dividend paid to you generally will be subject to United States withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty.  In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate.

Dividends received by you that are effectively connected with your conduct of a United States trade or business generally are exempt from such withholding tax.  In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption.  Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to United States persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise.  In addition, if you are a corporate non-United States holder, dividends you receive that are effectively connected with your conduct of a United States trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

MATERIAL UNITED STATES TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS - continued

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Common Stock

You generally will not be required to pay United States federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•
the gain is effectively connected with your conduct of a United States trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale under regular graduated United States federal income tax rates, and for a non-United States holder that is a corporation, such non-United States holder may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

•
you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by United States source capital losses (even though you are not considered a resident of the United States) (subject to applicable income tax or other treaties); or

•
our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” for United States federal income tax purposes, a USRPHC, at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock.  We believe that we are not currently and will not become a USRPHC.  However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future.  Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as United States real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Code.

United States Federal Estate Tax

Our common stock held (or treated as held) by an individual non-United States holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to United States federal estate tax.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any.  A similar report will be sent to you.  Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

MATERIAL UNITED STATES TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS - continued

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-United States status on a Form W-8BEN or another appropriate version of IRS Form W-8.  Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Recently Enacted Legislation Affecting Taxation of Our Common Stock Held by or Through Foreign Entities

Recently enacted legislation generally will impose a United States federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the United States government to withhold on certain payments and to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners).  The legislation also will generally impose a United States federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect United States owners of the entity.  Under certain circumstances, a non-United States holder might be eligible for refunds or credits of such taxes.  Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

The preceding discussion of United States federal tax considerations is for general information only.  It is not tax advice.  Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and non-United States tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

This offering is self-underwritten by our Chief Executive Officer, Jack Gregory, who will offer the securities to persons and entities with which he has a pre-existing relationship, pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934.  In compliance with the Rule, Dr. Gregory performs and will perform primarily the functions of a Chief Executive Officer and Chief Financial Officer, otherwise than in connection with transactions in securities; he is not and has not been a broker or dealer or an associated person of a broker or dealer within the preceding twelve months; he will not be compensated in connection with the offering of securities; and he has not participated in the offering or selling of any securities for any issuer within the preceding twelve months.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Kenneth Eade, of Los Angeles, California.

EXPERTS

The consolidated financial statements as of December 31, 2010 included in this prospectus have been so included in reliance on the report of M&K CPA’s, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.  The financial statements as of December 31, 2009 included in this prospectus have been so included in reliance on the report of Gruber & Co., LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto.  Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.  Following this offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934.  You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.  The address of that site is www.sec.gov.

PREMIER HOLDING CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Premier Holding Corporation
(A Development Stage Company)

We have audited the accompanying balance sheets of Premier Holding Corporation (the “Company”) as of December 31, 2010 (A Development Stage Company), and the related statements of operations, stockholders' equity (deficit) and cash flows for the periods then ended.  The financial statements for the period May 18, 2007 (re-entry to development stage) through December 31, 2009, were audited by other auditors whose report expressed an unqualified opinion on those statements.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Holding Corporation as of December 31, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statement, the Company does not have assets or sources of revenue, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/  M&K CPAS, PLLC
       www.mkacpas.com
       Houston, Texas
       January 24, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Premier Holding Corporation

We have audited the accompanying balance sheets of Premier Holding Corporation (formerly OVM International Holding Corp.), (“the Company”) (a development stage company), as of December 31, 2009 and the related statements of operations, changes in shareholders’ deficit and cash flows for the years then ended and the period from May 18, 2007 (inception of development stage) to December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audits, such financial statements present fairly, in all material respects, the financial position of Premier Holding Corporation (formerly OVM International Holding Corp.) as of December 31, 2009 and the results of its operations and its cash flows for the year then ended and for the period from May 18, 2007 (inception of development stage to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company does not have assets or sources of revenue, which raises substantial doubt about its ability to continue as a going concern.  Management's plans regarding those matters also are described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC
     Gruber & Company, LLC
     March 26, 2010
     Lake Saint Louis, Missouri

PREMIER HOLDING CORPORATION (A Development Stage Company) BALANCE SHEET
	December 31, 2010	December 31, 2009
ASSETS

CURRENT ASSETS
Cash	$10,716	$19,478
TOTAL CURRENT ASSETS	10,716	19,478
TOTAL ASSETS	$10,716	$19,478

LIABILITY AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Due to related parties	$97,706	$70,693
TOTAL CURRENT LIABILITIES	97,706	70,693

SHAREHOLDERS’EQUITY (DEFICIT)
Common Stock, 100,000,000 shares authorized,
848,958 and 1,000,383, respectively, issued and outstanding, par value $.0001;	85	100

Additional Paid-in-Capital	3,816,675	3,816,660
Retained earnings – Before Development Stage	(3,732,970)	(3,732,970)
Deficit accumulated during development stage	(170,780)	(135,005)
	(86,990)	(51,215)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$10,716	$19,478

See accompanying accountants' report and notes to financial statements

PREMIER HOLDING CORPORATION (A Development Stage Company) STATEMENTS OF OPERATIONS For the Years Ended December 31, 2010 and 2009 and the Period From May 18, 2007
	For the Year Ended December 31		May 18, 2007 (re-entry to development stage) through
	2010	2009	December 31, 2010
Revenues, Net	$--	$--	$--

Operating Expenses
General and Administrative	29,212	12,987	136,985
Total Operating Expenses	29,212	12,987	136,945

Operating Loss	(29,212)	(12,987)	(136,945)

Other Income (Expense)
Other Income			980
Gain (Loss) on Investments	579	17	854
Gain (Loss) on Sale of Investments	(7,142)	(27,260)	(35,629)

Net Loss	$(35,775)	$(40,230)	$(170,780)

Earnings per Common Share	$(0.04)	$(0.04)

Weighted Average Shares Outstanding – Basic and Diluted	962,630	1,000,383

See accompanying accountants' report and notes to financial statements

PREMIER HOLDING CORPORATION (A Development Stage Company) STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2010 and 2009 and the Period From May 18, 2007
	For the Year Ended December 31		May 18, 2007 (re-entry to development stage) through
	2010	2009	December 31, 2010

Cash Flows From Operating Activities
Net Income	$(35,775)	$(40,230)	$(170,780)
Adjustments To Reconcile Net Income
To Cash Provided From Operations:
Common Stock Issued For Services	--	--	83,790
Loss On Sale Of Investments	7,142	27,260	35,629

Net Cash Provided By Operating Activities	(28,633)	(12,970)	(51,361)
Cash Flows From Investing Activities:
Purchase Of Investments	(15,706)	(97,247)	(242,172)
Proceeds From Sale Of Investments	8,564	69,987	206,543
Net Cash Provided By Financing Activities	(7,142)	(27,260)	(35,629)
Cash Flows From Financing Activities:
Advances From Related Parties	27,013	59,707	97,706
Net Cash Increase (Decrease) For Period	(8,762)	19,477	10,716

Cash, Beginning Of The Period	19,478	1	--

Cash, End Of The Period	10,716	19.478	10,716

See accompanying accountants' report and notes to financial statements

PREMIER HOLDING CORPORATION (A Development Stage Company) STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
	Common Stock		Additional Paid-in Capital	Retained Earnings Prior to Development Stage	Deficit Accumulated During Development Stage	Total
	Shares	Amount
Balance, May 18, 2007	302,133	$30	$3,732,940	$(3,732,970)	$--	$--

August 20, 2007 – Common Stock issued to reimburse the Company’s Chief Executive Officer for payments made by him, and for services performed	698,250	70	83,720	--	--	83,790
Net loss for the year ended December 31, 2007	--	--	--	--	(83,790)	(83,790)
Balance, December 31, 2007	1,000,383	100	3,816,660	(3,732,970)	(83,790)	--
Net loss for the year ended December 31, 2008	--	--	--	--	(10,985)	(10,985)
Balance, December 31, 2008	1,000,383	100	3,816,660	(3,732,970)	(94,775)	(10,985)
Net loss for the year ended December 31, 2009	--	--	--	--	(40,230)	(40,230)
Balance, December 31, 2009	1,000,383	100	3,816,660	(3,732,970)	(135,005)	(51,215)
Cancellation of Stock	(151,425)	(15)	15	--	--	--
Net loss for the year ended December 31, 2010	--	--	--	--	(35,775)	(35,775)
Balance, December 31, 2010	848,958	$85	$3,816,675	$(3,732,970)	$(170,780)	$(86,990)

See accompanying accountants' report and notes to financial statements

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 – DESCRIPTION OF BUSINESS

Organization and Basis of Presentation

OVM International Holding Corporation (“the Company”) was organized under the laws of the State of Nevada on October 18, 1971 under the name of Mr. Nevada, Inc., and, following the completion of a limited public offering in April 1972, commenced limited operations which were discontinued in 1990.

Thereafter, the Company engaged in reorganization and on several occasions sought to merge with or acquire certain active private companies or operations, all of which were terminated or resulted in discontinued negotiations.  On October 20, 1995, the Company changed its name to Intermark Development Corporation.  On November 4, 1996, the Company acquired all of the capital stock of HVM Development Limited ("HDL"), formerly known as OVM Development Limited, a British Virgin Islands corporation, and changed its name to OVM International Holding Corporation.

After filing Form 10-QSB for the nine month period ended September 30, 2002 with the U.S. Securities and Exchange Commission, the Company made no further filings.  On November 1, 2006 the Company’s charter was revoked by the State of Nevada on November 1, 2006.  The Company no longer retained a Resident Agent in the State of Nevada and no longer had an active transfer agent for its shares.  The Company’s shares were listed on the Pink Sheets under the symbol “OVMI”.  The Company’s officers and directors ceased acting on behalf of the Company and abandoned their obligations to the Company and its shareholders.  As a result, the Company was considered dormant since November 1, 2006.  On August 19, 2008 the Securities and Exchange Commission ordered a suspension of trading of shares of OVMI because of delinquent filings.  On August 25, 2008 the Company terminated registration under Section 12(g) of the Securities and Exchange Act of 1934.

On November 13, 2008 the Company filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada Secretary of State to change its name from OVM International Holding Corporation to Premier Holding Corporation, to authorize the issuance of 100,000,000 shares of common stock with a par value of $.0001, and to reverse its shares on a 1:40 basis.

Nature of Business

The Company has no products or services as of December 31, 2010.  Its current plan of operations is to engage in the sale of caskets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies for Premier Holding Corporation (formerly OVM International Holding Corporation) (a development stage company) is presented to assist in the understanding of the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less.

Earnings per Share

The Company has adopted the FASB ASC Topic regarding earnings per share, which provides for calculation of “basic” and “diluted” earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  There were no common stock equivalents outstanding on December 31, 2010 and 2009.

Income Tax

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting.  A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward.

Income taxes are provided based upon the liability method of accounting pursuant to the FASB ASC Topic concerning Income Taxes.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by the FASB ASC Topic concerning Income Taxes to allow recognition of such an asset.

Recent Accounting Pronouncements

The adoption of these accounting standards had the following impact on the Company’s statements of income and financial condition:

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9").  ASU 2010-9 amends disclosure requirements within Subtopic 855-10.  An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated.  This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements.  ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010.  The Company does not expect the adoption of ASU 2010-09 to have a material impact on its results of operations or financial position.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In January 2010, FASB issued ASU 2010-6 Improving Disclosures about Fair Measurements ("ASU 2010-6").  ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements.  Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques.  ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010.  The Company does not expect the adoption of ASU 2010-06 to have a material impact on its results of operations or financial position.

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification ("ASU 2010-2").  ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  Subtopic 810-0 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary.  An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary.  Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value.  The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated.  In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.  ASU 2010-2 is effective for the Company starting January 1, 2010.  The Company does not expect the adoption of ASU 2010-2 to have a material impact on the Company's results of operations or financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities ("ASU 2009-17").  ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R).  The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity.  ASU 2009-17 also requires additional disclosures about an enterprise's involvement in variable interest entities.  ASU 2009-17 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009.  The Company does not expect the adoption of ASU 2009-17 to have a material impact on its results of operations or financial position.

In December 2009, FASB issued ASU 2009-16 Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets ("ASU 2009-16").  ASU 2009-16 amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.

The amendments in ASU 2009-16 improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets.  In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets.  ASU 2009-16 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009.  The Company does not expect the adoption of ASU 2009-16 to have a material impact on its results of operations or financial position.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In August 2009, FASB issued ASU 2009-5 Fair Value Measurements and Disclosures (Topic 820) Measuring Liabilities at Fair Value ("ASU 2009-5").  ASU 2009-5 provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of liabilities.  ASU 2009-5 clarifies that in circumstances in which a quoted price in an active market for the identical liability is not available; a reporting entity is required to measure fair value.  ASU 2009-5 was effective for the Company for interim and annual periods ending after September 30, 2009.  The adoption of ASU 2009-5 did not have a material impact on the Company’s results of operations or financial position.

In August 2009, FASB issued ASU 2009-4 Accounting for Redeemable Equity Instruments—an Amendment to Section 480-10-S99 ("ASU 2009-4").  ASU 2009-4 represents a Securities and Exchange Commission ("SEC") update to Section 480-10-S99, Distinguishing Liabilities from Equity.  The adoption of guidance within ASU 2009-4 did not have an impact on the Company's results of operations or financial position.

In June 2009, FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—A Replacement of FASB Statement No. 162, (now codified within ASC 105, Generally Accepted Accounting Principles ("ASC 105")).  ASC 105 establishes the Codification as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities.  All guidance contained in the Codification carries an equal level of authority.  Following this statement, FASB will not issue new standards in the form of statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standards Updates, which will serve only to: (1) update the Codification; (2) provide background information about the guidance; and (3) provide the bases for conclusions on the change(s) in the Codification.  ASC 105 was effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Codification supersedes all existing non-SEC accounting and reporting standards.  The adoption of ASC 105 did not have an impact on the Company's results of operations or financial position.

In May 2009, FASB issued SFAS No. 165, Subsequent Events, (now codified within ASC 855, Subsequent Events ("ASC 855")).  ASC 855 establishes the general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855 was effective for the Company on April 1, 2009.  The adoption of ASC 855 did not have a material impact on the Company's results of operations or financial position.

In April 2009, FASB issued Staff Position ("FSP") No. 115-2 and FSP 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (now codified within ASC 320, Investments—Debt and Equity Securities ("ASC 320")).  ASC 320 provides greater clarity about the credit and noncredit component of an other-than-temporary impairment event and more effectively communicates when an other-than-temporary impairment event has occurred.

ASC 320 amends the other-than-temporary impairment model for debt securities.  The impairment model for equity securities was not affected.  Under ASC 320, an other-than-temporary impairment must be recognized through earnings if an investor has the intent to sell the debt security or if it is more likely than not that the investor will be required to sell the debt security before recovery of its amortized cost basis.  This standard was effective for interim periods ending after June 15, 2009.  The adoption of ASC 320 did not have a material impact on the Company's results of operations or financial position.

Fair Value Measurements

Our financial instruments as defined by the FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments,” include cash and other current liability.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2010 and 2009.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Effective January 1, 2008, the Company adopted FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments.  The provisions of FASB SAC Topic dealing with  “Disclosures about Fair Value of Financial Instruments are applicable to all of the Company’s assets and liabilities that are measured and recorded at fair value.  FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments establishes a new framework for measuring fair value and expands related disclosures.  FASB SAC Topic dealing with  “Disclosures about Fair Value of Financial Instruments defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants.  FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments establishes a fair value hierarchy that gives the highest priority to observable inputs and the lowest priority to unobservable inputs.  The three levels of the fair value hierarchy defined are described below.

Level 1:  Quoted prices are available in active markets for identical assets or liabilities.  Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:   Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.  Level 2 includes those financial instruments that are valued using models or other valuation methodologies.  These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures.  Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3:   Pricing inputs include significant inputs that are generally unobservable from objective sources.  These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.  Level 3 instruments include those that may be more structured or otherwise tailored to the Company’s needs.

As required by FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in multiple financial institutions.  Balances in banks are insured by the Federal Deposit Insurance Corporation (FDIC) up to $200,000 per institution.  Balances on deposit may occasionally exceed FDIC insured amounts.  The Company also maintains cash and money market funds in a brokerage account insured by the Securities Investor Protection Corporation (SIPC) which insures cash balances up to $100,000.

NOTE 3 – DEVELOPMENT STAGE COMPANY

The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.  The company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 4 – RELATED PARTY TRANSACTIONS

On or about November 15, 2007, officer and director Jack Gregory was issued 698,250 shares of common stock; $43,759 worth in exchange for company expenses paid and $40,030 worth for services rendered, for a total of $83,790 worth of stock, pursuant to Section 4(2) of the Securities Act of 1933.  The expenses advanced were to pay for transfer agent fees, legal fees, independent accountant fees and the defaulted corporate charter.

The Company’s Chief Executive Officer Jack Gregory has advanced $97,706 to the Company for the payment of general and administrative expenses.  This advance was recorded as an interest free loan.  The loan is due to be repaid upon receipt of funds from a stock offering or other fundraising.

Since May 18, 2007 all activities of the Company have been conducted by corporate officers from either their homes or business offices.  Currently, there are no outstanding debts owed by the Company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 – COMMON STOCK

The Company’s authorized Common Equity Consists of 100,000,000 shares of common stock $.0001 par value.  As of May 30, 2007 the Company had issued and outstanding 301,750 common stock shares.  On August 20, 2007  during a special meeting of the Company’s Board of Directors the Chief Executive Officer and sole director of the Company presented invoices that he had paid to business consultants and professionals for services required to resurrect, revive and reorganize the Corporation, to bring it back to its current active status, to initiate and complete the Court Supervised Custodianship Process, to complete a fifty state search of litigation, claims and judgments, to reconstitute the books and records of the Corporation, to initiate and complete several years of missing financial statements, to reinstate the Corporation as an active Corporation under Nevada law, to create a new Board of Directors  with a majority of independent directors, to reconstitute and reestablish corporate books and records, and to complete other required tasks.  Since the Company had no cash or other assets at that date with which to reimburse the Chief Executive Officer the Board of Directors determined that the only feasible way for the Company to reimburse the Chief Executive Officer was to issue restricted common shares.

The Company issued 698,250 shares of restricted common stock to its Chief Executive Officer to reimburse $43,759 of cash payments for the expenses incurred and $40,030 for services performed by the Chief Executive Officer, calculated at 267 hours at a rate of $150 for a total of $83,790.  Since the Company was insolvent and had no assets, and no market, the Board of Directors determined that the stock should be issued at a value of $.12 per share.

On November 13, 2008 the Company filed a Certificate of Amendment of Articles of Incorporation with the State of Nevada Secretary of State to reverse its shares on a 1:40 basis.  The financial statements have been adjusted for all periods presented to reflect this split.

On November 12, 2010, an 8K was filed disclosing the Company’s Board of Directors adoption of a resolution to cancel 151,425 shares of common stock held by Hoi Wai Investments Limited, and beneficially owned by former officer and director, Ching Lung Po and return to the Company.  The shares represent approximately 15% of the outstanding common share capital of the Company.  Upon cancellation the value of the shares were considered contributed capital.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 6 – GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has incurred an accumulated deficit of $170,780 through the fiscal year ended December 31, 2010.  The Company is continually reviewing its operations and attempting to improve operating results and its balance sheet.  The Company's ability to continue as a going concern is dependent on its ability to improve operating results and increase its financing cash flows, if any.  The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7 – INCOME TAXES

	At December 31, 2010	At December 31, 2009
Deferred Tax Assets
Net Operating Loss Carry Forwards	$3,903,750	$3,867,975
Deferred Tax Assets	$1,366,313	$1,353,791
Less – Valuation Allowance	(1,366,313)	(1,353,791)
Net Deferred Tax Assets	$--	$--

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8 – INVESTMENTS

As shown in the accompanying consolidated financial statements, the Company had earnings on investments for the year ended December 31, 2010 of $579.  The company sold all investments within the same year as purchase when it became obvious that the cost of commissions heavily outweighed any advantage.  The original purchase of investment was $15,706, and the loss on sale of investments for the year ended December 31, 2010 was $7,142.  The company has had no further investment activity.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated all subsequent events through the date this Annual Report on Form 10-K was ready for filing with the SEC.  No recognized or unrecognized events required disclosure as significant subsequent events.

Additional Note:

On February 1, 2011, the Company issued to Jack Gregory, CEO, 814,217 shares of restricted stock in return for cancellation of $97,706 of Company debt.  The appropriate adjustments in the financial statements are reflected in the June 30, 2011 Form 10Q.

PREMIER HOLDING CORPORATION
(a Development Stage Company)
BALANCE SHEETS

ASSETS
	June 30,	December 31,
	2011	2010
	(unaudited)
CURRENT ASSETS

Cash	$10,701	$10,716
Inventory	21,605	0
TOTAL CURRENT ASSETS	32,306	10,716

TOTAL ASSETS	$32,306	$10,716

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Due to related parties	$56,465	$97,706
TOTAL CURRENT LIABILITIES	56,465	97,706

SHAREHOLDERS' DEFICIT
Common Stock, 100,000,000 shares
authorized, 1,663,169 and 1,000,383, respectively,
issued and outstanding, par value $.0001	166	85

Additional Paid-in-Capital	3,914,300	3,816,675
Deficit accumulated before development stage	(3,732,970)	(3,732,970)
Deficit accumulated during development stage	(205,655)	(170,780)
	(24,159)	(86,990)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$32,306	$10,716

The accompanying notes are an integral part of these financial statements

PREMIER HOLDING CORPORATION
(A Development Stage Company)
Statements of Operations
(Unaudited)
					May 18, 2007
					(inception of
	For the three months ended		For the six months ended		development stage)
	June 30,		June 30,		through
	2011	2010	2011	2010	June 30, 2011

Revenues, net	$--	$--			$--

Operating expenses
General and administrative	13,896	11,727	34,875	17,268	171,861
Total operating expenses	13,896	11,727	34,875	17,268	171,861

Operating loss	(13,896)	(11,727)	(34,875)	(17,268)	(171,861)
Other Income	--	--	--	--	980
Interest & Dividend Income	--	--	--	578	854
Unrealized gain(loss) on investments	--	(6,404)	--	(7,203)	(6,404)
Gain (loss) on sale of
Investments	--	--	--	--	(29,224)
Net loss	$(13,896)	$(18,131)	(34,875)	(23,893)	$(205,655)

Basic and diluted loss per
common share	$(0.01)	$(0.02)	(.02)	(.02)
Weighted average shares
outstanding basic and
diluted	1,663,169	1,000,383	1,663,169	1,000,383

The accompanying notes are an integral part of these financial statements

PREMIER HOLDING CORPORATION
(a Development Stage Company)
STATEMENT OF SHAREHOLDERS' DEFICIT

				Deficit	Deficit
				Accumulated	Accumulated
			Additional	Prior to	During
	Common Stock		Paid-in	Development	Development
	Shares	Amount	Capital	Stage	Stage	Total

Balance, May 18, 2007	302,133	$30	$3,732,940	$(3,732,970)	$--	$--

August 20, 2007 - Common
stock issued to reimburse the
Company's Chief Executive
Officer for payments made by
him, and for services
performed. (Note 6)	698,250	70	83,720	--	--	83,790

Net loss for the year ended
December 31, 2007	--	--	--	--	(83,790)	(83,790)

Balance, December 31, 2007	1,000,383	100	3,816,660	(3,732,970)	(83,790)	--

Net loss for the year ended
December 31, 2008	--	--	--	--	(10,985)	(10,985)

Balance, December 31, 2008	1,000,383	100	3,816,660	(3,732,970)	(94,775)	(10,985)

Net loss for the year ended
December 31, 2009	--	--	--	--	(40,230)	(40,230)

Balance, December 31, 2009	1,000,383	100	3,816,660	(3,732,970)	(135,005)	(51,215)
Cancellation of Stock	(151,425)	(15)	15	--	--	--
Net loss for the year ended
December 31, 2010	--	--	--	--	(35,775)	(35,775)

Balance, December 31, 2010	848,952	85	3,816,675	(3,732,970)	(170,780)	(86,990)
Stock Issued for Cancellation of
Company Debt(unaudited)	814,217	81	97,625			97,706

Net loss for the six months
ended June 30, 2011
(unaudited)	--	--	--	--	(34,875)	(34,875)
Balance, June 30, 2011	1,663,169	166	3,914,300	(3,732,970)	(205,655)	(24,159)
(unaudited)
The accompanying notes are an integral part of these financial statements

PREMIER HOLDING CORPORATION
(a Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
			May 18, 2007
			(inception of
	For the six months ended		development stage)
	June 30,		through
	2011	2010	June 30, 2011
Cash flows from operating activities
Net loss	$(34,875)	$(23,893)	$(205,655)
Adjustments to reconcile net loss
to cash provided by (used in) operations:
Unrealized (gain)/loss on investments		7,203
Common stock issued for services	--	--	83,790
Loss on sale of investments	--	--	35,629
Operating Activities:
Purchases of investments	--	(15,706)	(242,172)
Proceeds from sale of investments	--	--	206,543
Inventory	(21,605)	--	(21,605)

Total Adjustments	(21,605)	(8,503)	62,185

Net cash provided by (used for) operating activities	(56,480)	(32,396)	(143,470)

Cash flows from financing activities
Advances from related parties	56,465	15,069	154,171

Net cash provided by financing activities	56,465	15,069	154,171

Net cash increase (decrease) for the period	(15)	(17,327)	10,701

Cash, beginning of the period	10,716	19,478	--

Cash, end of the period	$10,701	$2,151	$10,701

Cash paid for interest	$--	$--	$--

Cash paid for income taxes	$1,600	$--	$1,600
Supplemental Schedule of Non-Cash Investing and Financing Activities: Debt Extinguished from Issuance of Common Stock	97,706

The accompanying notes are an integral part of these financial statements

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 1 – DESCRIPTION OF BUSINESS

Organization and Basis of Presentation

OVM International Holding Corporation (“the Company”) was organized under the laws of the State of Nevada on October 18, 1971 under the name of Mr. Nevada, Inc., and, following the completion of a limited public offering in April 1972, commenced limited operations which were discontinued in 1990.

Thereafter, the Company engaged in reorganization and on several occasions sought to merge with or acquire certain active private companies or operations, all of which were terminated or resulted in discontinued negotiations. On October 20, 1995, the Company changed its name to Intermark Development Corporation. On November 4, 1996, the Company acquired all of the capital stock of HVM Development Limited ("HDL"), formerly known as OVM Development Limited, a British Virgin Islands corporation, and changed its name to OVM International Holding Corporation.

After filing Form 10-QSB for the nine month period ended September 30, 2002 with the U.S. Securities and Exchange Commission, the Company made no further filings.  On November 1, 2006 the Company’s charter was revoked by the State of Nevada on November 1, 2006.  The Company no longer retained a Resident Agent in the State of Nevada and no longer had an active transfer agent for its shares.  The Company’s shares were listed on the Pink Sheets under the symbol “OVMI”.  The Company’s officers and directors ceased acting on behalf of the Company and abandoned their obligations to the Company and its shareholders.  As a result, the Company was considered dormant since November 1, 2006.  On August 19, 2008 the Securities and Exchange Commission ordered a suspension of trading of shares of OVMI because of delinquent filings.  On August 25, 2008 the Company terminated registration under Section 12(g) of the Securities and Exchange Act of 1934.

On November 13, 2008 the Company filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada Secretary of State to change its name from OVM International Holding Corporation to Premier Holding Corporation, to authorize the issuance of 100,000,000 shares of common stock with a par value of $.0001, and to reverse its shares on a 1:40 basis.

Nature of Business

The Company has initiated its business plan to sell low cost caskets.  The first order of caskets consisted of 64 caskets of five different styles and colors.  The initial sales will center in Porterville, California and be conducted by commissioned salespersons contracted by the Company.  The various details of the business plan will be adjusted as needed and depending on the results, other areas in central California will be started using the initial formula established in Porterville.  The Company has leased a 2400 square foot warehouse/showroom in Porterville, California which will serve as the distribution center and showroom initially.  Sales will be conducted by independent contracted sales people.  The Porterville operation will serve as the Company’s test sight to measure efficiency and profitability under the present business plan.  Adjustments will be made, as needed, prior to expansion to neighboring communities.  On March 8, 2011 the Company filed a Super 8K announcing that the Company is no longer a shell company.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies for Premier Holding Corporation (formerly OVM International Holding Corporation) (a development stage company) is presented to assist in the understanding of the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Development Stage Company

The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception of the development stage to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less. As of June 30, 2011 and December 31, 2010, the Company has $10,701 and $10,716 in cash, respectively.  The Company has no cash equivalents at June 30, 2011 or December 31, 2010.

Inventory

Inventories are stated at the lower of cost (first-in, first-out basis) or market value.  The inventory is limited to finished products, namely caskets.

Earnings Per Share

The Company has adopted the FASB ASC Topic regarding earnings per share, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. There were no common stock equivalents outstanding on June 30, 2011 and December 31, 2010.

Deferred and Provisional Income Tax

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting.  A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Income taxes are provided based upon the liability method of accounting pursuant to the FASB ASC Topic concerning Income Taxes. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by the FASB ASC Topic concerning Income Taxes to allow recognition of such an asset.

Investments

The Company accounts for its marketable securities, which are classified as trading securities, in accordance with generally accepted accounting principles for certain investments in debt and equity securities, which requires that trading securities be carried at fair value.  Unrealized gains and losses due to changes in fair value as well as realized gains and losses resulting from sales of securities are reported as Other Income/Expenses in the statement of operations.  Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available.  The cost basis for realized gains and losses is determined on a specific identification basis.  As of June 30, 2011, the Company had no marketable securities.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at January 1, 2006. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock options issued for services and compensation from inception through the period ended as presented.  The total amount of common stock issued for services since inception of development stage was 698,250 through December 31, 2010.  On January 29, 2011 the Company’s Board of Directors adopted a resolution to issue to Jack Gregory, The Company’s president and CEO, eight hundred and fourteen thousand two hundred and seventeen (814, 217) shares of restricted stock of the Company in return for the cancellation of ninety seven thousand seven hundred six dollars ($97,706) of Company debt owed to Jack Gregory.  The price per share of the Company stock was set at $0.12 (twelve cents) and this price was determined from the previous issuance of shares at $0.12 to Jack Gregory.  The Company’s shares (PRHL) which are listed on the Bulletin Board were quoted $0.035 (three and one half cent) bid and no offer and there had been no shares traded since the inception of trading and as of January 28, 2011.  The amount of $97,706 was removed from the liabilities of the Company and appropriate adjustments made to the Company financial statements.  Since the Company had no cash or assets to pay this debt, it was decided to pay the debt with restricted stock of the Company.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

Recent Accounting Pronouncements

The adoption of these accounting standards had the following impact on the Company’s statements of income and financial condition:

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its results of operations or financial position.

In January 2010, FASB issued ASU 2010-6 Improving Disclosures about Fair Measurements ("ASU 2010-6"). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to have a material impact on its results of operations or financial position.

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification ("ASU 2010-2"). ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. ASU 2010-2 is effective for the Company starting January 1, 2010. The Company does not expect the adoption of ASU 2010-2 to have a material impact on the Company's results of operations or financial position.

Fair Value Measurements

Our financial instruments as defined by the FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments,” include cash, investments and other current liabilities.  All instruments except investments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2011 and December 31, 2010.  Investments are adjusted to fair market value at each reporting period.

Effective January 1, 2008, the Company adopted FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments. The provisions of FASB SAC Topic dealing with  “Disclosures about Fair Value of Financial Instruments are applicable to all of the Company’s assets and liabilities that are measured and recorded at fair value. FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments establishes a new framework for measuring fair value and expands related disclosures.  FASB SAC Topic dealing with  “Disclosures about Fair Value of Financial Instruments defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants.  FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments establishes a fair value hierarchy that gives the highest priority to observable inputs and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy defined are described below.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Level 1:  Quoted prices are available in active markets for identical assets or liabilities. Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:   Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3:   Pricing inputs include significant inputs that are generally unobservable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. Level 3 instruments include those that may be more structured or otherwise tailored to the Company’s needs.

As required by FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

The following table presents assets and liabilities that are measured and recognized at fair value as of JUNE 30, 2011 on a non-recurring basis:
Total
Gains
Description	Level 1	Level 2	Level 3	(Losses)

Investments in trading securities	$-	$-	$-	$-

The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2010 on a non-recurring basis:

Total
Gains
Description	Level 1	Level 2	Level 3	(Losses)

Investments in trading securities	$-	$-	$-	$-

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in multiple financial institutions.  Balances in banks are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per institution.  Balances on deposit may occasionally exceed FDIC insured amounts.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 3 – INVENTORY

Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following at JUNE 30:

	2011	2010
Resale Items	$21,605	$--

NOTE 4 – GOING CONCERN

The Company has just begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.  The company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred recurring net losses from operations resulting in an accumulated deficit of $3,732,970 and $205,655 before and after entering development stage, respectively, and a working capital deficit of $34,875 as of June 30, 2011. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.  On January 29, 2011, the Company’s Board of Directors resolved to issue to Jack Gregory, President and CEO, 814,217 shares of the Company’s restricted stock in return for cancellation of $97,706 Company debt owed to Jack Gregory.  The shares were valued at $0.12 (twelve cents) and this value was determined from the previous issuance of shares to Jack Gregory.  The shares of the Company are listed on the OTC Bulletin Board under the symbols PRHL.  Financing of the restoration of the Company and all ongoing operations had been through non-interest bearing loans from the President, Jack Gregory, however there can be no assurance that financing will continue in the same fashion.

The current period financial statement reflects a decrease of $97,706 in the Company liabilities resulting from the issuance of 814,217 shares of restricted stock to the Company President, Jack Gregory.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5 – RELATED PARTY TRANSACTIONS

On or about November 15, 2007, officer and director Jack Gregory was issued 698,250 shares of common stock; $43,760 in exchange for company expenses paid and $40,030 for services rendered, for a total of $83,790 in stock, pursuant to Section 4(2) of the Securities Act of 1933.  The expenses advanced were to pay for transfer agent fees, legal fees, independent accountant fees and the defaulted corporate charter.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 5 – RELATED PARTY TRANSACTIONS - continued

The Company’s Chief Executive Officer Jack Gregory had advanced $97,706 as of December 31, 2010 to the Company to open a bank account, and for the payment of general and administrative expenses.  This advance was recorded as an interest free loan with no set maturity date.  This loan was cancelled with the issuance of 814,217 shares of the Company’s restricted stock on January 29, 2011 and a Form 8K was filed with the Commission describing the event.  This transaction resulted in no gain or loss to the Company.  The method by which the shares were valued at the time of issuance is fully explained in the Section, Stock-Based Compensation.

The total accounts payable balance of $56,465, due to related parties, consists of all expenses paid for by the Company’s Chief Executive Officer Jack Gregory on behalf of the Company.

Since January 1, 2007 all activities of the Company have been conducted by corporate officers from either their homes or business offices.  Currently, there are no outstanding debts owed by the Company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 6 – INVESTMENTS

None

NOTE 7 – COMMON STOCK

The Company’s authorized Common Equity Consists of 100,000,000 shares of common stock $.0001 par value.

On August 20, 2007  during a special meeting of the Company’s Board of Directors the Chief Executive Officer and sole director of the Company presented invoices that he had paid to business consultants and professionals for services required to resurrect, revive and reorganize the Corporation, to bring it back to its current active status, to initiate and complete the Court Supervised Custodianship Process, to complete a fifty state search of litigation, claims and judgments, to reconstitute the books and records of the Corporation, to initiate and complete several years of missing financial statements, to reinstate the Corporation as an active Corporation under Nevada law, to create a new Board of Directors with a majority of independent directors, to reconstitute and reestablish corporate books and records, and to complete other required tasks.  Since the Company had no cash or other assets at that date with which to reimburse the business consultants and professionals the Board of Directors determined that the only feasible way for the Company to reimburse the business consultants and professionals was to issue restricted common shares.

The Company issued 698,250 shares of restricted common stock to Jack Gregory, its Chief Executive Officer, to reimburse $43,760 of cash payments for the expenses incurred and $40,030 for services performed by the Chief Executive Officer, calculated at 267 hours at a rate of $150, for a total of $83,790.  Since the Company was insolvent and had no assets, and no market, the Board of Directors determined that the stock should be issued at a value of $.12 per share.

On November 13, 2008 the Company filed a Certificate of Amendment of Articles of Incorporation with the State of Nevada Secretary of State to execute a reverse stock split on a 1:40 basis.  The financial statements have been adjusted for all periods presented to reflect this split.

On January 29, 2011, the Company issued 814,217 shares of restricted common stock to its Chief Executive Officer, Jack Gregory, to repay a loan of $97,706.  All appropriate adjustments appear in the current financial statement reflecting this reduction in Company debt.  Valuation of the issued shares is fully described in the Section Stock-Based Compensation.

PREMIER HOLDING CORPORATION

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 8 – INCOME TAXES

	June 30, 2011	December 31, 2010
Deferred tax assets
Net operating loss carry forwards	$3,938,625	$3,903,750

Gross deferred tax assets	$1,378,519	$1,366,313
Less – Valuation allowance	$(1,378,519)	$(1,366,313)

Net deferred tax assets	$--	$--

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.  The Company has evaluated its tax positions in accordance with the accounting standard requiring disclosure of uncertain tax positions.  The Company has no uncertain tax positions to disclose.

NOTE 9 – SUBSEQUENT EVENTS

None

1,000,000 Shares

PREMIER HOLDING CORPORATION

Common Stock